                                                                    EXHIBIT 10.1

                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------


     THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is made and entered
                                              ---------
into by and between Archstone Communities Trust, a Maryland Real Estate Investment Trust ("the Company"), and SCGroup Incorporated, a Texas corporation
                   -----------
("SCGroup"). This Agreement shall supersede and replace the Administrative
  -------
Services Agreement executed by the parties on January 1, 1999 upon expiration of that earlier agreement on December 31, 1999.

     WHEREAS, the Company wishes to purchase from SCGroup certain administrative services designed to assist the Company in the cost-efficient management of the Company's administrative and business affairs in the manner and pursuant to terms and conditions as more specifically described herein; and

     WHEREAS, SCGroup desires to provide or cause to be provided those services requested by the Company under such terms and conditions; and

     WHEREAS, SCGroup will perform similar administrative services for other entities (collectively "SCGroup Clients") which may vary from time to time.
                        ---------------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1.  Services
                 --------

          1.1  Scope of Services. The specific services to be provided by
               -----------------
SCGroup to the Company (each a "Service" and collectively the "Services") are and shall be described in Schedule A. Except as provided in Section 3.2, the scope of such Services selected may not be expanded, reduced or otherwise modified by the Company without the written consent of SCGroup.

          1.2  Access, Information, Cooperation and Assistance. The Company will
               -----------------------------------------------
provide SCGroup with all access, Company information, cooperation and assistance necessary for SCGroup to perform the Services in accordance with this Agreement.

          1.3  Increases in Volume of Service. If the Company completes a
               ------------------------------
transaction, such as the acquisition of a new business unit, that will result in an increase of twenty-five (25%) percent or more in the volume of Services to be delivered in any service category (e.g., Disbursements, Cash Management, Corporate Tax) as designated on Schedule A, the Company shall promptly notify SCGroup of such change. SCGroup shall exercise commercially reasonable efforts to accommodate and deliver the increased volume of Services as soon as practicable and, in any event, within 60 days of its receipt of notice of such increased volume.

          1.4  Subcontracting.  SCGroup may delegate and subcontract some or all
               --------------
of its obligations under this Agreement to one or more third parties. If SCGroup does so, it will remain responsible for the performance of all obligations performed by such subcontractors to the same extent as if such obligations were performed by SCGroup employees.

     Section 2.  Charges.
                 -------

          2.1  Charges.
               -------

          (a) The charges to be paid by the Company to SCGroup for the Services to be performed by SCGroup during the Initial Term and any extension of such Term ("Renewal Period") are and shall be set forth in Schedule B ("Charges"). Unless otherwise agreed, such Charges shall be subject to modification only in accordance with Sections 1.3 or 3.2. The Company agrees that the Charges paid by the Company in each service category during the Initial Term and any Renewal Period shall equal at least seventy-five percent (75%) of the Charges that would have been paid by the Company in such service category based upon the estimated service volume agreed upon by the parties for such period (the "Estimated Charges"). If the Charges fail to reach such level during the Initial Term or any Renewal Period, the Company shall pay to SCGroup an amount equal to the total Charges that would have been paid by the Company in such service category if the actual service volume had equaled seventy-five percent (75%) of the agreed upon estimate, less the total Charges actually paid by Company in such service category during the period in question. The Company shall pay such amount to SCGroup within fifteen (15) days after the expiration or termination of the Initial Term and thereafter within fifteen (15) days after the expiration or termination of any applicable Renewal Period. For purposes of this Section 2.1, "service volume" shall include the volumes of the Company plus the volumes of any subsidiaries of the Company that are administrative services customers of SCGroup for the applicable service category. Should this Agreement be terminated in accordance with Section 10.3, the estimated service volumes for purposes of this Section 2.1 shall be prorated through the date of termination.

          (b) Notwithstanding the above, if during any calendar quarter during the Initial Term or any Renewal Period the Charges paid by the Company for any service category are less than 75% or more than 125% of the Estimated Charges, the parties may renegotiate the applicable rates and minimum volumes prospectively under mutually acceptable terms; provided that if the parties are unable to reach agreement on changes to rates or minimum volumes, the Company may elect to terminate this Agreement in accordance with Section 10.3 or proceed under the existing agreement. If the Charges paid by the Company are less than 75% of the Estimated Charges and the Company elects to terminate the Agreement in accordance with Section 10.3, the Company shall pay SCGroup an amount equal to 75% of the Estimated Charges through the date of termination, less the total charges actually paid by the Company for the terminated service category during the applicable period.

          2.2  Pass-Through Expenses.  Pass-through expenses are listed in
               ---------------------
Schedule C. Unless otherwise agreed by the parties, pass-through expenses shall be paid by the Company directly. SCGroup will promptly provide the Company with the original third-party invoice for such expenses, together with a statement that SCGroup has reviewed and validated the invoiced charges. SCGroup will highlight any charges that appear to be inappropriate and will work with the Company to reconcile all bills with the third-party suppliers.

          2.3  Retained Expenses.  The Company shall retain financial
               -----------------
responsibility for those functions and expense items shown as retained expenses in Schedule D. The Company will be billed directly by third parties for such services. The Company agrees to pay such expenses in a timely manner and in the ordinary course of business.

          2.4  Extra Services.  Any services requested by the Company beyond
               --------------
those set forth in Schedule A will be performed in accordance with mutually agreed terms, conditions and charges.

          2.5  Payment for Services.
               --------------------

          (a) At the beginning of each calendar month, SCGroup shall invoice the Company for the Charges specified in Schedule B for the Services received by the Company during the preceding month. Such Charges shall be payable in full within 20 days of receipt of such invoice by the Company. Any past due amounts, unless such amounts have been disputed by the Company in accordance with Section 2.5(b), shall be subject to a late payment fee equal to the Wells Fargo Bank N.A. prime lending rate plus 2 percent on the past due balance or the maximum rate allowable by law, whichever is less. The Company shall cause payment to be received by SCGroup at SCGroup's offices at 7777 Market Center Avenue, El Paso, Texas 79912, or by wire transfer in accordance with the wire instructions provided from time to time to the Company in writing by SCGroup.

          (b) The Company shall provide SCGroup with prompt written notification of any disputed Charges prior to the payment date of such Charges. The notification shall provide a description of the specific reasons for the dispute. No payment may be withheld for undisputed Charges.

          2.6  Taxes.
               -----

          (a) Each party will pay any real estate or personal property taxes on property it owns or leases, franchise and privilege taxes on its business, and taxes based on its net income or gross receipts.

          (b) SCGroup will pay all sales, use, excise, value-added, services, consumption, and other taxes and duties payable by SCGroup on any goods or services used or consumed by SCGroup in providing the Services where the tax is imposed on SCGroup's acquisition or use of such goods or services and the amount of tax is measured by SCGroup's costs in acquiring such goods or services.

          (c) In the case of any sales, use, excise, value-added, services, consumption, or other tax that is assessed on the provision of the Services as a whole, or on any particular hardware, software, or Service received by the Company from SCGroup, the Company will pay such taxes.

          (d) The Parties agree to fully cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.

     Section 3.  Term.
                 ----

          3.1  Initial Term.  Subject to Section 3.2, the term of this Agreement
               ------------
shall commence on January 1, 2000 and, unless terminated earlier in accordance with Section 10, shall end, other than with respect to Human Resources and Payroll services, on December 31, 2000 (the "Term"). The term of this Agreement
                                             ----
with respect to Human Resources and Payroll services shall end on July 1, 2000.

          3.2  Term Extension.
               --------------

          (a) On or before September 1 of each calendar year, SCGroup shall deliver to the Company (i) a list of the services (other than Risk Management services) to be offered by SCGroup during the succeeding calendar year ("Renewal Period"), (ii) the charges and performance standards associated with such services, (iii) any additional or different terms and conditions applicable to such service offerings, and (iv) a budget for the Renewal Period using estimated service volumes. Thereafter, on or before September 30, the Company shall provide SCGroup in writing with a nonbinding list of the services it wishes to purchase during the succeeding calendar year; provided that, for any Service that the Company is using in the then current calendar year not included in the list, this Agreement shall terminate on December 31 of that year. On or before November 30, the Company shall provide SCGroup with a written confirmation of the Services it wishes to purchase during the succeeding calendar year; provided that, if the Company fails to respond by such date, it shall be deemed to have declined to purchase such services for the succeeding calendar year and this Agreement shall terminate as to such services on the succeeding February 28 with no termination fee due SCGroup. For terminated services, SCGroup and the Company shall work together to transfer pertinent information to the Company or its designee, and the Company agrees to pay SCGroup for the SCGroup employees providing such information at their customary hourly rates and to reimburse SCGroup for any expenses reasonably incurred by SCGroup in connection with this effort. After the Company selects the Services to be provided by SCGroup during the Renewal Period, the scope of such Services may not be expanded, reduced or otherwise modified by the Company without the written consent of SCGroup.

          (b) With respect to Risk Management services, in March of each year SCGroup shall begin the renewal process for the then upcoming fiscal year that begins June 30. During the renewal process, SCGroup shall provide periodic updates to the Company regarding negotiations with underwriters and SCGroup's estimated fees. On or before June 1 of each year, SCGroup shall deliver a description of the services offered for the upcoming fiscal year, together with the terms, charges and performance standards for such services. On or before June 15, the Company shall notify SCGroup in writing whether the Company wishes to purchase Risk Management services from SCGroup; provided that if the Company fails to respond by June 15, it shall be deemed to have declined to purchase such services for the succeeding fiscal year and this Agreement shall terminate with respect to Risk Management services on June 30 of the then current year.

          (c) If the Company has chosen to purchase Services for the succeeding calendar year in accordance with Section 3.2(a), SCGroup shall prepare and deliver to the Company on or before December 15 a Schedule A describing the specific Services to be provided to the Company during the Renewal Period. SCGroup also shall revise and deliver to the Company Schedules B, C, D and E on or before that date to reflect the charges, performance standards and other terms and conditions applicable to such Services.

     Section 4.  Audit of Services.  At any time during regular business hours
                 -----------------
and as often as reasonably requested by the Company's officers, SCGroup shall permit the Company or its authorized representatives to examine and make copies and abstracts from the records and books of SCGroup for the purpose of auditing the performance and Charges of SCGroup under the terms of this Agreement; provided, that all costs and expenses of such inspection shall be borne by the
--------
Company and provided further that the Company shall have no right and shall not
            -------- -------
make copies of abstracts of any SCGroup Materials (as defined in Section 9.2).

     Section 5.  Company Data.  Data obtained by SCGroup from the Company in
                 ------------
connection with the performance of any Services ("Company Data") is and shall remain the exclusive property of the Company. SCGroup is authorized to have access to and make use of the Company Data as necessary and appropriate for the performance by or for SCGroup of its obligations under this Agreement. Upon the termination or expiration of this Agreement, SCGroup will return to the Company all Company Data then in its possession. SCGroup will not use Company Data for any purpose other than for providing the Services.

     Section 6.  Confidentiality.  Except as otherwise provided in this
                 ---------------
Agreement, SCGroup and the Company each agree that all information communicated to it by the other, whether before or after the effective date of this Agreement, will be received in strict confidence, will be used only for purposes of this Agreement, and will not be disclosed by the recipient party without the prior written consent of the other party. Each party agrees to use the same means it uses to protect its own Confidential Information, but in any event not less than reasonable means, to prevent the disclosure of such information to outside parties. However, neither party will be prevented from disclosing information to its counsel or regular public accountants, or from disclosing information which belongs to such party, or is
(a) already known by the recipient party without an obligation of confidentiality; (b) publicly known or becomes publicly known through no unauthorized act of the recipient party; (c) rightfully received from a third party; (d) independently developed without use of the other party's confidential information; (e) disclosed without similar restrictions to a third party by the party owning the confidential information; or (f) required to be disclosed pursuant to a requirement of a governmental agency or legal requirement if the disclosing party provides the other party with notice of this requirement prior to disclosure.

     Section 7.  Performance Standards
                 ---------------------

          7.1  Service Levels.  SC Group shall exercise commercially reasonable
               --------------
efforts to perform the Services in accordance with the service levels set forth in Schedule E. To the extent any service level is determined by the parties to be unattainable using commercially reasonable efforts, SCGroup will identify the level of service which is reasonably attainable, the modifications or changes necessary to attain the higher service level and the costs associated with such modifications or changes. The parties will meet as necessary to evaluate and revise the service levels. SCGroup will measure the quality and quantity of the Services actually delivered by SCGroup. The data obtained by SCGroup will be one of the bases for evaluating and possibly revising Schedule E. All such revisions must be agreed to by the Company and SCGroup. If requested, the Company will provide copies of relevant information in its possession to SCGroup to assist in any review or revision of the service levels.

          7.2  Failure to Attain Service Levels.  If SCGroup fails to attain any
               --------------------------------
service level, SCGroup will (i) promptly investigate the cause of the problem;
(ii) prepare a report identifying the cause of the problem and recommending solutions; and (iii) use commercially reasonable efforts to correct the problem and to begin meeting the service levels as soon as practicable, at no incremental cost to the Company.

     Section 8.  Prevention of Performance.  SCGroup shall not be determined to
                 -------------------------
be in violation of this Agreement if it is prevented from performing any Services hereunder, in whole or in part, by the acts or omissions of the Company or a third party or for any other reason beyond its reasonable control, including without limitation acts of God, nature or public enemy, war, civil disturbance, labor dispute, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunication service, or limitations of law, regulations or rules of the Federal, state or local government or of any agency thereof.

     Section 9.  Software and Other Intellectual Property.
                 ----------------------------------------

          9.1  Company Materials. To the extent the Company possesses any
               ------------------
ownership, license or other right (including any patent, copyright, trademark, trade secret or other proprietary right) in any software, equipment, data, information, process or material ("Company Materials"), it shall retain such right or interest and, except as provided in this Section, SCGroup shall not acquire any right or interest in such Company Materials pursuant to this Agreement. The Company hereby grants to SCGroup, without charge, the limited nonexclusive nontransferable right to access and use Company Materials during the term of this Agreement as and to the extent necessary for the performance of the Services.

          9.2  SCGroup Materials. To the extent SCGroup possesses any ownership,
               -----------------
license or other right (including any patent, copyright, trademark, trade secret or other proprietary right) in any software, equipment, data, information, process or material ("SCGroup Materials") used in providing the Services, it shall retain such right or interest and the Company shall not acquire any right or interest in such SCGroup Materials pursuant to this Agreement.

          9.3  Intellectual Property Rights.  If, in the course of providing
               ----------------------------
Services under this Agreement, the Company requests and SCGroup agrees to develop any Software, process or other material to the specification of the Company, not being SCGroup Materials or an enhancement of SCGroup Materials, and the Company pays all of the Charges associated with such development ("Work Product"), then all legal and beneficial ownership rights therein (including all patent, copyright, trademark, trade secret or other proprietary rights) shall belong to the Company. SCGroup hereby assigns to the Company all right, title and interest that arises in SCGroup with respect to such Work Product, including all the patent, copyright, trademark, trade secret or other proprietary rights related thereto, and SCGroup agrees to take all reasonable steps and execute all documents necessary to perfect title to such Work Product in the Company. SCGroup shall be permitted to access and use such Software, process or other material as and to the extent necessary for the provision of the Services.

          9.4  SCGroup Ownership Rights.  Except as provided for in Section 9.3
               -------------------------
above, all patent, copyright, trademark, trade secret or other proprietary rights in any Software, process or other material created by SCGroup, its employees or agents and all legal and beneficial rights therein shall belong to SCGroup.

     Section 10.  Termination.
                  -----------

          10.1 Termination for Cause.  Either party may terminate this
               ---------------------
Agreement, in whole or in part, by giving written notice to the other party, if such other party materially breaches any of its duties or obligations set forth herein and fails to cure such breach within thirty (30) days of written notice of such breach. If less than all

Services are terminated, the parties will equitably adjust the Charges to be paid by the Company hereunder for the remaining Services.

          10.2 Terminate for Insolvency. Either party may terminate this
               ------------------------
Agreement, upon written notice to the other party, if such other party (a) files for bankruptcy; (b) becomes or is declared insolvent (c) is the subject of any proceedings related to its liquidation or insolvency or the appointment of a receiver or similar officer; (d) makes an assignment for the benefit of all or substantially all of its creditors; or (e) enters into an agreement for the composition, extension, or readjustment of substantially all of its obligations.

          10.3 Termination for Convenience.  The Company may terminate any or
               ---------------------------
all Services covered by this Agreement at any time upon ninety (90) days prior written notice to SCGroup and the payment of a termination fee equal to the average of the monthly Charges for the terminated Services for the three months preceding the notice of termination. SCGroup and the Company shall work together to transfer pertinent information to the Company or its designee, and the Company agrees to pay SCGroup for the SCGroup employees providing such information at their customary hourly rates and to reimburse SCGroup for any expenses reasonably incurred by SCGroup in connection with this effort.

     Section 11.  Disclaimer and Limitation of Liability and Intellectual
                  -------------------------------------------------------
                  Property Claims Between Parties.
                  -------------------------------

          11.1 DISCLAIMER.  EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT,
               -----------
NEITHER SCGROUP NOR THE COMPANY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, TITLE, OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

          11.2 LIMITATION OF LIABILITY.  IN NO EVENT SHALL A PARTY BE LIABLE FOR
               -----------------------
INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Additionally, the total aggregate liability of either party for claims asserted by the other party under or in connection with this Agreement, regardless of the form of the action or the theory of recovery, shall be limited to the total Charges paid by the Company to SCGroup during the 12 months preceding the event which is the subject of the claim (the "Liability Cap"); provided, however, that the Liability Cap
                                    --------
shall not apply with respect to (i) claims that are the subject of the indemnification provisions set forth herein, or (ii) any failure to pay Charges due and owing to SCGroup under this Agreement.

     Section 12.  Indemnification.
                  ----------------

          12.1 By SCGroup. SCGroup shall indemnify, defend and hold harmless
               ----------
the Company and its officers, directors, employees, agents, successors, and assigns from any and all Losses attributable to third party claims arising from willful misconduct or gross negligence by SCGroup in the performance of its obligations under this Agreement.

          12.2 By the Company.  Except as provided in Section 12.1, the Company
               --------------
shall indemnify, defend and hold harmless SCGroup and its officers, directors, employees, agents, successors, and assigns from any and all Losses attributable to third party claims arising under or in connection with this Agreement.

     Section 13.  Relationship of the Parties.
                  ---------------------------

          13.1 Independent Contractor Status.  SCGroup is an Independent
               -----------------------------
Contractor. This Agreement will not be construed as creating any partnership, agency relationship or other form of legal association that would impose liability upon one party for the other party's actions or failure to act. Nor will this Agreement be construed as providing either party with the right, power or authority (express or implied) to create any duty for, or obligation of, the other party.

          13.2 Responsibility for Employees.  Each party will be responsible for
               ----------------------------
the management, direction and control of its employees and other agents. All SCGroup employees used in performing SCGroup's obligations under this contract shall be employed solely and exclusively by SCGroup, and all Company employees used in performing the Company's obligations under this Agreement shall be employed solely and exclusively by the Company. Thus, SCGroup and the Company shall not be considered a joint or single employer of any employee.

          13.3 SCGroup Control of Services.  Except where this Agreement
               ----------------------------
expressly provides that SCGroup will perform certain identified Services as agent for the Company, the Services will be under the control, management and supervision of SCGroup.

     Section 14.  Notices.
                  -------

          14.1 Manner of Delivery. Each notice, demand, request, consent,
               ------------------
report, approval or communication (each a "Notice") which is or may be required
                                           ------
to be given by either party to the other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served.

          14.2 Addresses.  Notices shall be addressed as follows:
               ---------

                If to the Company:
                     Archstone Communities Trust
                     7777 Market Center Avenue

                     El Paso, TX  79912
                     Attention:  William Kell


                With a copy to:
                     Archstone Communities Trust
                     7670 S. Chester Street, Suite 100
                     Englewood, CO  80112
                     Attention:  Charles E. Mueller, Jr.

                If to SCGroup:
                     SCGroup Incorporated
                     7777 Market Center Avenue
                     El Paso, Texas 79912
                     Attention:  Vincent L. Dodds

          14.3 Effective Date of Notice. Notices shall be effective on the date
               ------------------------
sent via telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed.

          14.4 Change of Address.  Each party may designate by notice to the
               -----------------
others in writing, given in the foregoing manner, a new address to which any notice may thereafter be so given, served or sent.

     Section 15.  Entire Agreement. This Agreement, together with the Schedules
                  ----------------
hereto, constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 16.  Priority. If there is any apparent conflict or inconsistency
                  --------
between the provisions set forth in this Agreement, and the provisions set forth in any schedule, exhibit, attachment or supplement attached hereto, to the extent possible such provisions will be interpreted in a manner so as to make them consistent. If it is not possible to interpret such provisions consistently, the provisions set forth in the body of this Agreement will prevail.

     Section 17.  No Third Party Beneficiaries. The parties do not intend, nor
                  ----------------------------
will any clause of this Agreement be interpreted to create, for any third party any obligation to or benefit from the Company or SCGroup.

     Section 18.  Survival. All provisions of this Agreement which contemplate
                  --------
performance or observance following the expiration or earlier termination of this Agreement, will survive any such expiration or earlier termination. Additionally, all provisions of this Agreement will survive the expiration or earlier termination of this Agreement to the fullest extent necessary to give the parties the full benefit of the bargain expressed herein.

     Section 19.  Consents and Approvals. Where agreement, approval, permission,
                  ----------------------
acceptance, consent or similar action by either party is required by any provision of this Agreement, such action will not be unreasonably delayed, conditioned or withheld.

     Section 20.  Binding Effect. This Agreement shall be binding upon and shall
                  --------------
inure to the benefit of the parties hereto, each of their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party, and no other persons shall have or derive any right, benefit or obligation hereunder.

     Section 21.  Headings. The headings and titles of the various paragraphs of
                  --------
this Agreement are inserted merely for the purpose of convenience, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

     Section 22.  Governing Law. This Agreement shall be governed in all
                  -------------
respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Texas.

     Section 23.  Severability. If any provision of this Agreement shall be held
                  -------------
invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement or any other such instrument.

     Section 24.  Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.

     Section 25.  Limitation of Liability. In accordance with the Declaration
                  -----------------------
of Trust of the Company, notice is hereby given that all persons dealing with the Company will look to the assets of the Company for the enforcement of any claim against the Company, as none if the trustees, officers, employees or shareholders of the Company assume any personal liability for obligations entered into by or on behalf of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                            ARCHSTONE COMMUNITIES TRUST



                            By:  /s/ CHARLES E. MUELLER, JR.
                                ---------------------------
                                Charles E. Mueller, Jr.
                                Chief Financial Officer



                            SCGROUP INCORPORATED


                            By:  /s/ THOMAS N. KENDALL
                                ----------------------
                                Thomas N. Kendall
                                Managing Director

                                  SCHEDULE A

                            DESCRIPTION OF SERVICES


The Services to be provided by SCGroup to the Company are described in this Schedule A. Such Services shall be provided to the home office, as well as all regional offices within the United States.

The Company and SCGroup shall each designate a service manager with authority to act on its behalf with respect to all matters pertaining to this Agreement. The contact information for each service manager and any related personnel may be found on Appendix 1.


     1.   Business Services
          -----------------

          1.1   General Ledger Accounting Services (NOT APPLICABLE)

          1.2   Financial Reporting and Analysis (NOT APPLICABLE)

          1.3   Budgeting and Forecasting (NOT APPLICABLE)

          1.4   Payroll Bank Reconciliations
                 . Reconcile Company payroll bank accounts on a monthly basis utilizing SCGroup standard bank reconciliation forms
                 . Provide journal entries necessary to correct Company book cash balance by the end of the following month
                 . Prepare bank reconciliations generally by the end of each subsequent month

          1.5   Registrar and Transfer Agent Services (NOT APPLICABLE)

          1.6   Stock Option Administration and Reporting (NOT APPLICABLE)

     2.   Cash Management
          ---------------

          2.1   Bank Account Management
                .   Set up and maintain internal controls
                .   Open, close, and change bank or investment accounts (i.e., tax ID, legal name, certificate, resolution, signors)
                .   Set up Mellon automated investment sweep
                .   Maintain bank account database and files
                .   Reconcile accounts daily and forecast cash needs
                .   Support controlled disbursement/positive pay, investment,
                    concentration accounts

                .   Maintain XRT relating to accounts/folios
                .   Provide deposit slips and endorsement stamps
                .   Execute internal funds transfers to concentrate cash
                    efficiently
                .   Utilize target balance to optimize cash
                .   Cross-train team members and create contingency plans
                .   Prepare daily bank deposits and overnight to concentration account
                .   Checks received in Cash Management by 3:00 pm will be sent overnight to the bank provided that the transaction costs
                    are lower than the additional interest earnings
                .   Research inquiries requested by companies on existing
                    accounts
                .   Assist with bank research on existing accounts
                .   Process Direct Debits
                .   Letter of Credit management services (same charge as a low maintenance account)
                .   Balance, activity, and NSF reports will generally be
                    provided daily
                .   Cash optimization procedures will generally be performed
                    daily
                .   All investments managed by Cash Management will adhere to
                    Company investment guidelines

          2.2   Electronic Disbursements
                .   Sort, mark and distribute Company wires
                .   Input and transmit wires
                .   Create and maintain XRT scripts relating to wires/ACHs
                .   Maintain wire software and passwords
                .   Ensure that funds are available for payment
                .   Process for further credit wires
                .   Facilitate payments for utilities, taxes, payroll, and
                    mortgages
                .   Fund utility payments daily
                .   Fund controlled disbursement checking accounts
                .   Set up repetitive wires/ACHs, including setup in XRT; i.e., construction draws, interest payments
                .   Subject to receipt of accurate and timely information (noon on the business day before for U.S. wires; four business days ahead for international wires), wires will generally be sent on time. Wires are executed subject to receipt of any necessary funding.

          2.3   Special Handling Electronic Disbursements
                .   Execute late wires
                .   Execute and monitor tentative wires
                .   Obtain and provide Fed reference numbers

                .   Monitor incoming wires
                .   Execute AM wires
                .   Morning payments are executed subject to receipt of any
                    necessary funding
                .   Execute cashier's checks
                .   Execute foreign currency drafts
                .   Execute international wires
                .   Setup/maintenance of FX (foreign exchange) relationships
                .   Participate in FX competitive bidding
                .   Combine multiple wires into one payment (count as one
                    special handling wire)
                .   Execute tax payments - EFTPS debit notification
                .   Late requests will be processed on a best-efforts basis
                .   Special handling instructions will be followed provided that the instructions are included on the disbursement request form

          2.4   Investing and Borrowing
                .   Manage line of credit activities
                .   Monitor monthly LIBOR rates
                .   Maintain and report LOC status reports
                .   Summarize LOC agreements
                .   Federated investment activities - invest and redeem cash as deemed prudent or necessary consistent with Company
                    guidelines
                .   Maintain investment guidelines
                .   Maintain Federated Investment Software
                .   All investments executed by Cash Management will adhere to
                    Company investment guidelines
                .   Investment and borrowing decisions will be made daily and
                    executed in time to meet financial institution deadlines

          2.5   Transaction Reporting
                .   XRT to PeopleSoft automated journal entries
                .   Federated reports
                .   NSF reports
                .   Wire templates
                .   XRT reports
                .   Remittance information via phone/email
                .   Hardware support
                .   Other software support
                .   XRT research support
                .   Balance, activity, and NSF reports will be provided daily

          2.6   Bank Fee and Relationship Management

                .   Negotiate and review bank fees
                .   Process fees for payment - including check requests
                .   Utilize bank earnings credits to the extent possible or
                    practicable
                .   Coordinate and participate in bank visits
                .   Process monthly account analysis statement
                .   Set up electronic account analysis in XRT

          2.7   Projects/Research (charged at an hourly rate)
                .   Research Company inquiries not included in services above
                .   Create XRT to PeopleSoft interface
                .   Coordinate company mergers
                .   Set up Direct Debit
                .   Set up new companies in XRT and related software and
                    databases
                .   Special projects require Company vice president approval
                    before execution
                .   SCGroup performance is subject to external constraints
                    including, but not limited to, receipt of information on transactions, Company's operational needs, bank availability schedules, bank deadlines, borrowing provisions, and transaction costs

     3.   Corporate Tax Administration (NOT APPLICABLE)
          -----------------------------

     4.   Disbursements
          -------------

          4.1 Invoice Processing Services (paper and Web-based invoice processing)

               (a)  General
                    . Process all properly approved and coded invoices for payment; issue check to vendor
                       .  Enter invoices into system (paper-based only)
                       .  Enter wire transfers into system
                       .  Reclass invoices to correct G/L accounts
                       .  Generate bi-weekly check runs
                       .  Match remittances
                       . Obtain authorized manual signature if check amount is over $10,000
                       .  Overnight/Special Handling checks processed daily
                       .  Mail checks
                       .  File "processed" invoices (paper-based only)
                       .  Issue positive-pay bank transmissions daily

                       . Perform back-end audits for policy compliance (paper-based only)
                       . AP documentation generally filed within two business days of processing (paper-based only)
                       . Checks disbursed within one business day after issuance
                       . Customer Service Calls generally returned within two business hours; research completed and resolved within two business days
                       . SODA's generally processed within three business days of receipt
                    .  Purchase Card Administration
                       .  Issue/change/cancel P-Cards
                       .  Issue cardholders statements monthly
                       . Provide standard P-Card reports on an as-requested basis
                       . Provide one custom report (excess reports to be billed at $50.00 each)
                       .  Download MasterCard transactions to G/L system monthly
                          (more than once monthly to be billed at $50.00 each)
                       .  Prepare payment to Wells Fargo for P-Card transactions
                          monthly

                    .  Other Services
                       .  Electronic funds validation
                       .  Recurring payment processing
                       .  Returned checks
                          .   Issue void at bank and in system
                          .   Reissue, if necessary
                       .  1099 reporting compliance and issuance
                       . Download CASS transactions to G/L system monthly (more than once monthly to be billed at $50.00 each)

               (b)  Emergency (Manual) Check Services
                    . Process emergency or manual check as requested by Company . Overnight/Special Handling processing
                    . Emergency checks generally disbursed same business day after issuance per special handling instructions

               (c) AP Compliance (Reject) Program Services (for paper-based invoice processing only)

                    . Prepare reject notification for improperly completed vouchers; return to sender
                    . Oversee and administer the AP Compliance Program and review with Company senior management
                    . Monitor compliance by company, property and non-compliance type
                    . Provide monthly reports on all non-compliance issues to Company senior management

               (d)  Stop Payments and Reissued Checks
                    .  Process stop payments; void check in system and at bank

          4.2  Accounts Payable Help Desk Services

               (a)  General
                    . Answer general accounts payable ("A/P") Help Desk calls . Provide payment status of invoices, date paid, check numbers, etc.
                    .  Provide residents information on their refunds
                    .  Provide Signature Authorization Level information
                    . Provide A/P Manuals/Stamps (one manual per property; additional hard copy manuals to be billed at $15.00 each and stamps to be billed at cost)
                    .  Provide information on common A/P forms
                    .  Provide information on A/P Policies and Procedures
                    .  Perform A/P research as required

               (b)  Vendor Management
                    . Process and enter New Vendor Setup Forms (forms received must be complete and accurate per A/P Manual)
                    .  Update vendor information in vendor database
                    .  Maintain Full-Risk/No-Risk Vendor Compliance Program
                    .  Maintain insurance certificates for full-risk vendors
                       . Maintain filing system for full-risk/no-risk vendors
                       . Prepare Vendor Credit Applications
                       . Maintain filing system for credit applications
                       . Process BCL vendor downloads
          4.3  Corporate Travel Center

               (a)  Corporate Charge and Phone Card Administration

                    . Process corporate charge card and phone card applications, generally within one business day of receipt, and distribute cards generally within one business day of receipt from card provider(s)
                    . Acknowledge inquiries from cardholders regarding card losses, past due accounts, and reconciliation questions generally within two business hours of receipt
                    .  Notify delinquent cardholders on a monthly basis
                    . Assist in individual card reconciliation and credit refund research
                    .  Liaison to AMEX on behalf of cardholders
                    .  Prepare and coordinate weekly wire transfers to AMEX
                    . Provide standard card activity reports to Management on a quarterly basis
                    . Full charge card account reconciliation provided at a rate of $65.00 per hour
                    .  Ad hoc reports provided at a rate of $25.00 each

               (b)  Corporate Travel
                    .  Manage relationship with Travel Agency Partner (AMEX)
                    . Negotiate agreements with travel agency, charge card, air, car, and hotel providers for Company's use
                    . Provide timely updates to all travelers and travel planners on travel policy and industry/vendor changes
                    . Acknowledge inquiries regarding travel-related service issues, generally within two business hours of receipt
                    .  Track and trend all travel-related service issues
                    . Conduct annual survey, by company, to identify opportunities for improvement
                    .  Update and maintain corporate travel policy manual
                    . Process new Business Traveler Profiles, generally within one business day of receipt
                    . Process, approve and reconcile Company direct billing accounts for air, car and hotel
                    . Analyze travel data and provide standard reports to each company on a quarterly basis with benchmarking information. Reports will generally be generated by the 25th day of the month following quarter end.
                    . Monitor travel policy compliance and provide standard exception reports to Management
                    .  Provide ad hoc reports at a rate of $25.00 each

          4.4   T&E Voucher Processing Services
                . Process and enter New Vendor Setup Forms for employee expense reimbursements, generally within one business day of receipt
                . Date stamp all vouchers received
                . Code expense report vouchers for correct general ledger
                  account and enter into accounting system
                . Perform random back-end audits for policy compliance
                . File and archive processed expense reports
                . Generate files for wire transfers to American Express on behalf of employee
                . Generate employee checks for out-of-pocket expenses
                . Process expense reimbursement emergency checks and American
                  Express payments at a rate of $50.00 per request
                . Process and reconcile employee cash advances

          4.5   Special Projects (subject to the Special Projects hourly rates)

                . Train SCGroup affiliated company employees on use of A/P system
                . Set up and train on P-card, utility outsourcing programs
                . Change in business structure and operation which requires process changes
                . Consult with companies for special projects
                . Major research projects
                . Copies of checks, invoices and employee expense vouchers and other documentation as requested by the Company.
                . Requests from external auditors
                . Special reports and logs
                . Sales and Use Tax compliance

     5.   Facilities Management
          ---------------------
          (Services are available only at the El Paso, Texas office at 7777
           Market Center Avenue.)

          5.1   National Supply/Service Agreements
                . Provide a centralized contact for the purchase/lease of copy, fax, and postage equipment in addition to Steelcase cube components
                . Assist in the purchase process and establish national purchasing agreements for the benefit of the Company

          5.2   Access Control System
                . Maintain an access control system for the benefit of all associates and their guests
                .  This is a 24-hour per day, 7 day a week service

                . Requests for visitor/guest access should be made 24 hours in advance of the required need

          5.3   Reception
                .  Receive and redirect telephone calls
                .  Greet visitors
                .  Receive and log in deliveries
                .  Switchboard and lobby hours:
                   .   Main Building
                       . 7:30 am-5:30 pm: Monday through Thursday (excluding holidays)
                       . 7:30 am-5:00 pm: Friday, or the last workday of the week
                    .  MIS Building
                       . 8:00 am-5:00 pm: Monday through Friday (excluding holidays)

          5.4   Mail Center
                .   Receipt and distribution of USPS mail, packages, and
                    supplies
                .   Prepare various items for shipment, both domestic and
                    international, generated by the Company
                .   Track mail
                .   Additional requirements/service cutoffs:
                    .  All USPS mail items must be received in the mail room by
                       4:15 pm for delivery to the Post Office on the same day
                    .  All other shipments must be received in the mailroom by
                       4:45 pm for delivery to the various carriers the same day

          5.5   Reprographics Center
                .   Provide bulk copy services and booklet preparation
                .   Assist in the maintenance of self-serve copy equipment
                    throughout the facility

          5.6   Other
                .   Provide central facsimile services, incoming documents, to be delivered in conjunction with mail delivery (or through an automated fax mail system)
                .   Assist in the maintenance of fax machines throughout the
                    facility
                .   Local purchasing responsibility for day-to-day operating
                    needs, including office supplies. Special order items will be billed directly to the requesting department.
                .   Provide basic new hire and associate cube supplies
                .   Housekeeping and janitorial responsibilities in the
                    Operations and the MIS facilities

                .   Prepare coffee between the hours of 7:30 am - 2:00 pm
                .   Relocation of equipment and cube renovation/modification
                .   Conference room setup and tear-down as required
                .   General facility maintenance as required
                .   Replacement of printer toner cartridges
                .   Provide ground transportation needs for guests/visitors
                .   Provide pick up and delivery of items (non-food) and
                    documents

     6.   Human Resources
          ---------------

          6.1   Health Plan Administration (NOT APPLICABLE)

          6.2   401(k) and NSP Plan Administration (NOT APPLICABLE)

          6.3   Pre-Employment Services (NOT APPLICABLE)

          6.4   Compliance
                .   HR File Room Services
                    . General Company support - retrieve information from files . Receive and facilitate orders for HR forms and supplies, including transition boxes.
                    .  Create personnel files as paperwork is received
                    . Process all filing received, including active, terminated, and benefits filing
                    .  Maintain current state and federal posters

          6.5   Performance Review & Compensation Services (NOT APPLICABLE)

          6.6   Relocation Services (NOT APPLICABLE)

          6.7   Database Management Services
                .   Maintain database information on employee documentation
                .   System Administration for human resources, benefits and
                    payroll
                .   Prepare and comply with government reporting: EEO-1, VETS100 and Census Bureau, as submitted by the HR Manager
                .   Process Employment Verifications
                .   Review hiring paperwork for Company compliance (I-9's, W-
                    4's, Applications, etc.)
                .   Maintain current new hire forms via public folders,
                    corporate service intranet
                .   Maintain company-wide telephone directory

          6.8  HRIS Reports
               .   Standard report processing delivered by PeopleSoft as defined by the HR/Payroll Implementation Team
               .   HRIS Custom Reports are available upon request by the Company

          6.9 Recruitment Services (where services are required to be performed in a specific location, this agreement refers to the El Paso, Texas office at 7777 Market Center Avenue)

               (a)    Resume Management
                   .  Receive resumes, log into central database and send
                        notification cards to all applicants

               (b)    Employment Process
                   . Accept open position forms and post to the weekly posting . Update the Career Opportunities Jobline, Security Capital
                        Group Incorporated Web Page
                   .  Review and screen applicants for position requirements
                   .  Schedule interviews with applicants, prepare interview
                        packets and forward to hiring manager
                   .  If out-of-town applicant, ensure that all receipts are
                        received and expense form is completed
                   .  In conjunction with hiring manager, make conditional offer of employment to candidate and generate offer letter
                   .  Schedule new hire for pre-employment testing
                   .  Send rejection letters to unsuccessful applicants after acceptance of offer

               (c)    New Hire Process
                   .  File the candidate resume, offer letter and completed
                        application in employee's file
                   .  Submit new hire to pre-employment for processing
                   .  Create new hire agenda for orientation (name, date,
                        company, supervisor)
                   .  Send out email announcing new hire (name, title,
                        supervisor, company, cube #)
                   .  Notify candidate of pre-employment results and new hire orientation
                   .  Conduct new hire orientation
                   .  Ensure new employees complete all required paperwork and forward to HR File Room

               (d)    Advertisement and Recruitment Strategies
                   .  Manage, develop and implement recruiting strategies
                   .  In conjunction with hiring manager, prepare and place all advertisements for open positions
                   .  Review Monster Board Internet system for appropriate
                       candidates
                   .  Attend Professional and College Job Fairs to source
                       candidates
                   .  Coordinate College Relations and Recruiting activities
                       including: on-campus interviews, Co-op/Internship Program, Mentor Program, Scholarship Program, and student/faculty relationships
                   .  Act as liaison with external search agencies.

               (e)    Temporary Employee Requests
                   . Coordinate with manager to discuss temporary position requirements and contact temporary agencies to request personnel
                   .  Interview temporary employee candidates
                   .  Process all temporary employee invoices

          7.   Business Process & Risk Assessment Services (formerly Internal
               -------------------------------------------
               Audit)

               7.1 Business Process & Risk Assessment Services provides services to Shared Service clients based upon detailed Internal Audit Plans (the "Audit Plan"). The Audit Plan will explain the type of services to be provided, specific audit objectives and cost to complete the plan. The Plan costs will be billed on a flat monthly basis and represents a minimum level of work to be performed by Business Process & Risk Assessment Services.

                           To ensure the highest risks of the organization are
                      adequately addressed, Audit Plans are based upon a comprehensive risk assessment model and management input. All Audit Plans are presented to client management for review and approval, and then to the Audit Committee (for publicly traded companies) for final approval.

                           To provide the highest level of service in meeting
                      the Audit Plan, Business Process & Risk Assessment Services takes the following steps:

                      . Audits will be performed in an objective manner with due professional care. Audits are conducted in accordance with the Institute of Internal Auditors Professional Standards.

                     . Significant departures from the Audit Plan will be communicated to management for approval in advance of completing the audit work
                     . Strive to conduct the audits in the most efficient and effective manner possible, both in the utilization of audit staff and travel expenditures
                     . For any audit requests outside the Audit Plan, prepare detailed audit proposals for management approval prior to the performance of any audit work
                     . Coordinate work with the Company's external audit firm to ensure maximum audit coverage and prevent duplication of effort
                     . If Business Process & Risk Assessment Services does not possess specialized skills necessary for any audit, retain professionals with the required skills to perform the work
                     . Strive to constantly improve internal audit services, by seeking Company input and monitoring "best practice" audit techniques

          8.   Management Information Systems
               ------------------------------

               8.1  Technical Products and Services
                    (a)  Technical Consulting
                     .   Network domain architecture design and project
                           management
                     .   Network and Operating System hardware and software
                           refresh and/or upgrade (e.g., Novel to NT upgrade)
                     .   Purchasing program advisory services
                     .   Email services (i.e., security and server
                           administration)
                     .   Database administration (MS SQL, Server, Oracle)
                     .   Central web server administration
                     .   Desktop software review and analysis

                    (b)  Infrastructure Usage Recovery
                     . Recovery of cost of equipment, such as Novell and NT servers, telecom switches and datacom equipment, purchased by SCGroup but used exclusively by the Company

               8.2  Telecommunications
                    (a)  Base Services
                         .    Contract management for "Consortium Model"
                              agreements:
                         .    Long distance
                         .    Local
                         .    Data services
                         .    Teleconferencing
                         .    Calling Card

          .    Equipment maintenance and monitor service levels, pricing, etc., in these agreements
          .    Inter-Company Voicemail Node Maintenance
          .    Vendor Service Trouble Escalation (Second Level Support)
          .    Establish and maintain Telecommunications Standards
          .    Quarterly audit of one month of invoices for the following invoices:
          .    Qwest
          .    NetSolve
          .    AT&T
          .    Local Service Providers

     (b)  Telecommunications Consulting/Office Setup
          .    Help Desk and telephone support
          .    Service Level A
               .    Questions and advice
          .    Service Level B
               .    Service problem ticket creation
               .    Contact Vendor to resolve service problem on PBX or
                    Voicemail Equipment or Network Services
               .    Remotely correct equipment problems (if remote access to
                    system available)
               .    Dispatch affiliate's service vendor if problem cannot be
                    corrected remotely (additional charges from Vendor would
                    apply)
               .    Consult with Vendor to resolve issue
          .    Service Level C
               .    MAC  order tracking
               .    MAC order  creation with Vendor
               .  Remote Administration of MAC order (if remote access to system available)
               .  Dispatch Vendor if MAC order cannot be implemented remotely
                  (additional charges from Vendor would apply)
               .  Consult with Vendor to complete MAC order
               .  Generate monthly MAC order history
               .  Consulting services
               .  Telecommunication Systems Audit
               .  Telecommunications Invoices Audits (other than those covered under Basic Charge Services)
               .  Recommendations on optimizing Telecommunications
                  infrastructure
               .  Equipment recommendations and procurement
          .    Office Setup Consulting and Coordination
               .  On-Site survey of requirements (on-site visit)

               .  Design of wiring layout
               .  Equipment recommendations
               .  Coordinate purchase through selected vendors
               . Coordinate wiring and equipment vendors (remotely) . On-site acceptance of vendor work

     8.3  Applications Integration - PeopleSoft
               . New technology solution planning, design, development and implementation services for the PeopleSoft application to include:
               .  Report development
               . Maintenance configuration data, such as chart of accounts, departments, properties, etc.
               .  PeopleSoft training
               .  Implement new PeopleSoft modules and interfaces

     8.4  PeopleSoft Operations
               .  Operate and maintain the El Paso-based servers and software
               . Second level (after TSAs) problem escalation and resolution for desk-top issues
               . Capacity planning and performance tuning as related to regular growth of the
               .  PeopleSoft production databases
               . Track and manage all production problems and issues. This includes working with each company's PS power user to define priorities and work with the support team to assign, status, coordinate, and communicate updates.
               . Maintain production PeopleSoft user IDs and production security classes
               . Troubleshoot and repair problems in PeopleSoft-delivered or SCG- customized software
               . Apply HP, Oracle and PeopleSoft patches and updates as required for maintenance of the production environments
               . Analyze and update SCGroup customized production software (interfaces, reports, customizations) impacted by HP, Oracle and PeopleSoft patches and updates
               .  Also included in the PeopleSoft Operations costs is the Unix server depreciation and related vendor maintenance fees
               .  SCGroup shall perform routine maintenance and make routine changes and upgrades to the PeopleSoft systems from time to time. During this process, the systems will be unavailable. SCGroup shall provide at least ten (10) business days prior notice of such regularly scheduled maintenance which will occur on Saturdays at any time or on business days as follows (El Paso time):

                     System
                     ------
                     PS Fin 7.0      7:00 pm to 6:00 am
                     PS Fin 7.5      12:00 pm to 11:00 pm
                     PS HRMS 7.5     7:00 pm to 6:00 am

          The Company may request that any announced maintenance activity be rescheduled, provided that the Company shall pay SCGroup $10,000 upon notification from SCGroup of such rescheduling. Any request for rescheduling must be in writing and provide at least three alternative dates and times during the aforesaid periods. The acceptance of any such request and the rescheduling of any maintenance or upgrade activity will be at the sole discretion of SCGroup.

   9. Payroll
      -------

      9.1 Non-Web Based Input
          .   Receive payroll batch sheets
          .   Receive payroll bonus batch sheets
          .   Input payroll batch sheet data

      9.2 Payroll Payments
          .   Run and calculate bi-weekly payroll information
          .   Review bi-weekly payroll information
          .   Audit bi-weekly exception reports and queries
          .   Create and execute payroll interfaces, including positive pay, direct deposits, 401(k), and general ledger data
          .   Produce and generate bi-weekly payroll data and reports
          .   Prepare and distribute reports and funding requests
          .   Reconcile 401(k) contributions
          .   Prepare electronic funds request for 401(k) funding
          .   Maintain payroll systems tables, including deduction codes and subsets, earnings code/special accumulators, holiday schedules, leave plans, new company setup, new year setup, and tax locations
          .   Assist in external payroll audits
          .   Audit employee transfers from affiliates
          .   Maintain and abide by the Bureau of National Affairs (BNA)
              guidelines

      9.3 Manual Checks (Off-Cycle)
          .   All activities in 9.2 including the following:

            .  Receive and input manual check requests
            .  Produce manual check reporting
            .  Issue manual check
            .  Print and distribute manual check to employee
            .  Execute special mailing instruction
            .  Transmit positive pay files

   9.4    Special Processes
          (i)  Large:
               .  Process garnishments and remit funds to proper agency
               .  Generate W2C's
          (ii) Medium:
               .  Execute electronic funds transfer payments
               .  Process relocation payments
               .  Compute and process retroactive payments
               .  Manage tax refunds
               .  Initiate stop payments and ACH reversals
               .  Maintain and process vacation and sick balances by employee
               .  Process and generate reimbursement adjustments
               .  Process short term disability payments
               .  Administer signing/annual/special bonuses
               .  Process severance agreements and terminations
          (iii)Small:
               .  Administer target bonus advances and salary advance payments
               . Special mailing instruction-checks mailed to locations other than work address
               .  Distribute pamphlets and other documents with pay-checks
               .  Manage imputed interest payments
               . Record and adjust earnings associated with stock options, loan forgiveness and taxable/non-taxable fringe benefits
               . Input and process housing deductions, uniform deductions and advanced repayments

   9.5 Payments for Expatriates (including Canada) and Monthly Payroll (NOT APPLICABLE)

   9.6    Tax Jurisdictions Maintained
               . Maintain payroll database, including tax and system upgrades . Review tax correspondence, reply to agency inquiries, and research tax discrepancies

               . Process tax deductions and remit funds to appropriate taxing agency
               . Ensure tax returns and government regulatory reports are filed . Complete tax applications, set up appropriate withholding, unemployment and other accounts

     9.7   Pay Check Distribution
               . Print, stuff, and distribute bi-weekly/monthly checks and advices to employee work location

     9.8   W-2 Statement Creation and Distribution
               .  Generate and distribute W2's and duplicate W2's, as necessary

     9.9   Projects/Research (hourly charge)
           . Research Company inquiries not included in services above
           . Customize non-standard reports
           . Special projects require Company vice president approval before execution

           Note: Companies will also be billed directly for expenses such as:
           .  ProBusiness
           .  Pre-1999 ADP Research
           .  Postage
           .  Tax Returns

 10. Property Tax Administration (NOT APPLICABLE)
     ----------------------------

 11. Risk Management
     ---------------

     11.1  Insurance Policy Procurement
           . Obtain new and renewal insurance quotations for all property and casualty coverages
              . Meet with Company to determine coverage, limit, deductible, and service requirements
              .  Prepare underwriting submission and send to markets
              .  Meet with key underwriters
              .  Answer underwriting questions
              . Negotiate coverage, rates, policy terms and conditions, and services
              .  Evaluate insurer reliability
              .  Prepare insurance proposal and present to Company
           .  Review and maintain policies

                .  Verify policy terms and conditions are consistent with quote
                .  Review policy endorsements for accuracy and file
                .  Maintain original policy
            .   Process certificate of insurance requests
            .   Process premium invoices and provide breakdown of premium by property, company or as applicable
            .   Prepare annual insurance budget
            .   Review insurance contracts for compliance
            .   Review insurance contracts and make recommendations concerning risk acceptability (the Risk Management Department does not make management decision.)
            .   Answer coverage questions
            .   Maintain standard SCGroup Underwriting Database for all existing properties to include:
                .  Property name, address and location code
                .  Building and contents values
                .  Estimated annual rent/revenue
                .  Square footage/number of units
                .  Construction type
                .  Roof composition
                .  Year built
                .  Flood and earthquake zones
                .  Payroll
                .  Vehicles
            .   Update underwriting database on a quarterly basis to reflect newly acquired and developed properties, sales, and other activity

     11.2   Claims Administration

            (a) Manage claim and litigation process for all insured claims and lawsuits
                . Report claims to appropriate carrier or third party administrator
                . Notify Company of losses in excess of $25,000 and keep apprised of claim status
                .  Set up claim file
                .  Enter claim in RMIS OMEGA system
                .  Assist with coverage determination
                .  Assign legal counsel on lawsuits
                .  Coordinate discovery requests
                . Review and maintain copies of all correspondence and related documents associated with claim/lawsuit
                .  Participate in claim settlement discussions

                . Request settlement approval from Company on general liability claims of $2,500 and above
                .  Monitor insured claims and lawsuits to conclusion

          (b)      Process Claim Payments
                . Review invoices with claim documents to ensure amounts are accurate and justified
                .  Enter invoice data in RMIS OMEGA system

          (c)      Issue Loss Reports
                . Issue monthly reports for property, casualty and quarterly reports for workers compensation claims and lawsuits

          (d)      Maintain RMIS OMEGA claim database to include
                .  Claimant name
                .  Claim number
                .  Date of loss
                .  Property name and location code
                .  Claim amount (paid and reserved)
                .  Description of loss
                .  Status of claim (open or closed)

   11.3   Bond Procurement and Maintenance

          (a) Facilitate issuance and execution of bond indemnification agreements
                .  Negotiate account rates annually
                .  Process requests for bonds
                .  Set up bond file and enter data in RMIS OMEGA system
                .  Renew bonds as required by obligee

          (b)      Process Bond Invoices
                .  Review bond premium invoices for accuracy
                .  Enter invoice information in RMIS OMEGA system
                .  Complete check requests

          (c) Maintain RMIS OMEGA bond database to include the following . Bond number
                .  Surety company
                .  Bond amount
                .  Bond type and description
                .  Property name and address
                .  Bond rate and premium
                .  Obligee name and address

                .  Effective dates of coverage


     12.  Special Projects
          ----------------
          . Direction and support of all special projects, as requested and authorized in advance by the Company
          . Special projects are outside the scope of services provided by SCGroup. If SCGroup and Company determine that SCGroup has the personnel with the qualifications and time necessary to complete the special project requested by Company with due professional care and competence, SCGroup and Company will agree to an hourly billing rate for such services.

                                  APPENDIX 1


APPENDIX TO SCHEDULE A OF THE ADMINISTRATIVE SERVICES AGREEMENT BETWEEN SCGROUP INCORPORATED (SCGROUP) AND ARCHSTONE COMMUNITIES TRUST, AGREEMENT DATED JANUARY 1, 2000.


SCGroup Service Manager responsible for managing the respective rights and obligations of the parties:

                       Vincent L. Dodds
                       SCGroup Incorporated
                       7777 Market Center Avenue
                       El Paso, TX 79912

                       Phone: 915-877-5831
                       Fax:   915-877-6768


Company Service Manager responsible for managing the respective rights and obligations of the parties:


                       William Kell
                       Archstone Communities Trust
                       7777 Market Center Avenue
                       El Paso, TX 79912

                       Phone: 915-877-1773
                       Fax:   915-877-3301

                                  SCHEDULE B
                                  ----------

SCGroup will provide the services listed in Schedule A to be billed at the following rates:


----------------------------------------------------------------------------------------------------------------------------------
                  Service Description                          Cost Driver                                    Rate / Cost Driver
----------------------------------------------------------------------------------------------------------------------------------
Business Services:
----------------------------------------------------------------------------------------------------------------------------------
   Payroll Bank Reconciliations                           Hours                                               $   35.00
----------------------------------------------------------------------------------------------------------------------------------
   Special Projects                                       Hours                                               $   65.00
----------------------------------------------------------------------------------------------------------------------------------
Cash Management:
----------------------------------------------------------------------------------------------------------------------------------
   Bank Account Management                                # of Accounts/month                                 $  100.00/(1)/
----------------------------------------------------------------------------------------------------------------------------------
   Electronic Disbursements                               # of Wires                                          $   20.00
----------------------------------------------------------------------------------------------------------------------------------
   Special Handling Electronic Disbursements              # of Disbursements                                  $   50.00
----------------------------------------------------------------------------------------------------------------------------------
   Investment and Borrowing                               $000's Bor. & Inv./month                            $  0.0167/(2)/
----------------------------------------------------------------------------------------------------------------------------------
   Transaction Reporting                                  # of Transactions                                   $    0.75/(2)/
----------------------------------------------------------------------------------------------------------------------------------
   Bank Fee and Relationship Management                   % of Bank Fees                                           10.0%
----------------------------------------------------------------------------------------------------------------------------------
   Projects/Research                                      Hours                                               $   65.00
----------------------------------------------------------------------------------------------------------------------------------
Disbursements:
----------------------------------------------------------------------------------------------------------------------------------
   Invoice Processing Services
----------------------------------------------------------------------------------------------------------------------------------
      Paper                                               Invoices                                            $    2.50
----------------------------------------------------------------------------------------------------------------------------------
      Web-based                                           Invoices                                            $    1.50
----------------------------------------------------------------------------------------------------------------------------------
      Web-based Invoice Processing over 200,000 per year  Invoices                                            $    1.20
----------------------------------------------------------------------------------------------------------------------------------
      P-Card Administration                               # of P-Cards                                        $   80.00
----------------------------------------------------------------------------------------------------------------------------------
      Emergency Checks                                    Checks                                              $   50.00
----------------------------------------------------------------------------------------------------------------------------------
      Rejects                                             # of Rejects                                        $   20.00
----------------------------------------------------------------------------------------------------------------------------------
      Stop Pays/Voids                                     # of Stop Pays                                      $   50.00
----------------------------------------------------------------------------------------------------------------------------------
   Accounts Payable Help Desk Services                    Calls                                               $    4.00
----------------------------------------------------------------------------------------------------------------------------------
   Corporate Travel Center                                Per Transaction                                     $   15.00
----------------------------------------------------------------------------------------------------------------------------------
   T&E Voucher Processing Services                        Vouchers                                            $    9.00
----------------------------------------------------------------------------------------------------------------------------------
   Copies                                                 Per Copy                                            $    0.20
----------------------------------------------------------------------------------------------------------------------------------
   Special Projects                                       Hours                                               $   65.00
----------------------------------------------------------------------------------------------------------------------------------
Facilities Management:
----------------------------------------------------------------------------------------------------------------------------------
   Facilities & Administration                            El Paso Employees                                   $  125.00
----------------------------------------------------------------------------------------------------------------------------------
Human Resources:/(3)/
----------------------------------------------------------------------------------------------------------------------------------
   Compliance - Personnel File Administration             Per Month                                           $4,166.67
----------------------------------------------------------------------------------------------------------------------------------
   Database Management-Maintenance                        Headcount/month                                     $    5.00
----------------------------------------------------------------------------------------------------------------------------------
   Database Management-Set-up Fees                        # of Setups                                         $    8.00
----------------------------------------------------------------------------------------------------------------------------------
   HRIS Standard Reports                                  Per Report/month                                    $    6.00
----------------------------------------------------------------------------------------------------------------------------------
   HRIS Custom Reports                                    # of Reports                                        $   65.00
----------------------------------------------------------------------------------------------------------------------------------
   Recruitment Services                                   New Hires                                           $2,230.00
----------------------------------------------------------------------------------------------------------------------------------
   Special Projects                                       Hours                                               $   65.00
----------------------------------------------------------------------------------------------------------------------------------
Business Process & Risk Assessment Services
----------------------------------------------------------------------------------------------------------------------------------
(formerly Internal Audit)
----------------------------------------------------------------------------------------------------------------------------------
   Perform audits                                         Hours                                               $  100.00
----------------------------------------------------------------------------------------------------------------------------------
Information Systems
----------------------------------------------------------------------------------------------------------------------------------
   Technical Products & Services:
----------------------------------------------------------------------------------------------------------------------------------
      Infrastructure Usage Recovery                       Per Month                                           $9,216.00
----------------------------------------------------------------------------------------------------------------------------------
      Telecom Voice Networks                              Per Line/month                                      $    9.00
----------------------------------------------------------------------------------------------------------------------------------
      Telecom Consulting/Setup                            Hours                                               $  100.00
----------------------------------------------------------------------------------------------------------------------------------
   Applications Integration:
----------------------------------------------------------------------------------------------------------------------------------
      Project Manager/DBA                                 Hours                                               $  105.00
----------------------------------------------------------------------------------------------------------------------------------
      Programmer/Analyst                                  Hours                                               $   85.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
            Service Description                                   Cost Driver                       Rate / Cost Driver
----------------------------------------------------------------------------------------------------------------------------
PeopleSoft Operations:
----------------------------------------------------------------------------------------------------------------------------
      PS Financials                                       Per Month                                 $ 33,882.00
----------------------------------------------------------------------------------------------------------------------------
      PS HRMS/(3)/                                        Per Month                                 $ 11,295.00
----------------------------------------------------------------------------------------------------------------------------
Payroll:/(3)/
----------------------------------------------------------------------------------------------------------------------------
   On-Cycle Paychecks                                     Checks/Direct Deposits                    $      4.50
----------------------------------------------------------------------------------------------------------------------------
   Batch Manual Inputs                                    # of Inputs                               $      1.50
----------------------------------------------------------------------------------------------------------------------------
   Manual Checks (Off-Cycle)                              Checks                                    $     50.00/(4)/
----------------------------------------------------------------------------------------------------------------------------
   Special Processes                                      Per Service (large/medium/small)          $90/$60/$30
----------------------------------------------------------------------------------------------------------------------------
   Tax Jurisdictions Maintained                           # of Jurisdictions                        $     20.00
----------------------------------------------------------------------------------------------------------------------------
   Paycheck Distribution                                  # of Checks/Advices                       $      0.50
----------------------------------------------------------------------------------------------------------------------------
   W-2 Statement Creation and Distribution                Statements                                $      6.00
----------------------------------------------------------------------------------------------------------------------------
   Special Projects/Research                              Hours                                     $     65.00
----------------------------------------------------------------------------------------------------------------------------
Risk Management:
----------------------------------------------------------------------------------------------------------------------------
   Insurance Policy Procurement                           Per Premium $                             $     0.045/(5)/
----------------------------------------------------------------------------------------------------------------------------
   Claims Administration                                  Claims                                    $    220.00
----------------------------------------------------------------------------------------------------------------------------
   Bond Procurement and Maintenance                       Per Premium $                             $      0.12
----------------------------------------------------------------------------------------------------------------------------


(1) Property bank accounts are counted as one quarter of corporate bank accounts.

(2) The total annual charges for Investment and Borrowing services and Bank Fee and Relationship Management services shall not exceed $65,000 and $40,000, respectively; provided that, in the event the Company is a party to any merger, acquisition and/or other transaction during the year which results in an increase in the amount of time and expense required to provide these services, the Company will be responsible for any fees over and above these maximums.

(3)  January through June only.

(4) New Hire packets received after the second Thursday of the pay period will result in a manual check charge.

(5) SCGroup's fees are earned based on total premiums earned by the insurance provider during the contract. This includes premium adjustments resulting from changes in the ratable exposure base. Fees are due to SCGroup upon payment of premiums to the insurance provider.

                                  SCHEDULE C

          Pass-Through Expenses are expenses and costs incurred by the Company for which SCGroup has oversight responsibility for the third-party vendor and will review and validate the invoiced charges. These Pass-Through Expenses include but are not limited to the following:

          -  Independent audit expenses

          -  Insurance premiums and claims

          -  Banking fees
             -     SCGroup may withdraw funds from the Company's concentration bank account to cover the Company's share of monthly fees and expenses paid by SCGroup to the Company's banks. SCGroup shall provide the Company with a monthly statement of such charges and expenses.

          -  External payroll processing fees

          -  Third-party vendors hired at the direction of the Company

          -  Out-of-pocket expenses

             -     All out-of-pocket expenses will be billed as incurred.
                Applicable out-of-pocket expenses may include but are not limited to: postage, envelopes, labels, forms and stationery and delivery and freight charges

          -  Computer hardware, software or telephone equipment purchases

                                  SCHEDULE D

          Retained Expenses are costs and expenses incurred by the Company from third parties which may provide the Company with administrative services in an outsource arrangement. Retained expenses include, but are not limited to, the following:

          .      Costs and expenses of third party service providers (e.g.: IBM,
             CompuCom or Merrill Lynch), including fees and out-of-pocket expenses.

                                  SCHEDULE E

                                SERVICE LEVELS


1.   GENERAL PROVISIONS

     1.1 General. The Service Levels set forth in this Schedule E are intended to measure SCGroup's performance of the Services.

     1.2 Reporting. SCGroup shall provide, at no additional charge to Company, periodic reports describing the quality and quantity of the Services actually delivered by SCGroup during the defined measurement period and assessing SCGroup's performance during such period against the service levels. SCGroup will also be responsible for promptly investigating and correcting failures to meet the service levels in accordance with Section 7.2 of the Agreement.

     1.3 Exclusions. SCGroup will be relieved of responsibility if and to the extent SCGroup's failure to meet the service level(s) is due to:

               1.3.1 changes made to the in-scope environment by Company (e.g., installation of applications, which were not tested and approved for production use)

               1.3.2 Company's reprioritization of tasks to be performed by SCGroup

               1.3.3  circumstances specified in Section 8 of the Agreement

               1.3.4 outages for preventive maintenance or the installation, upgrade or replacement of equipment or software or at other times agreed upon in advance by Company

2.   SERVICE LEVELS

     2.1       Disbursement Processing

               SCGroup shall perform disbursement processing in accordance with the following service levels:

               (1) SCGroup shall process third party invoices 95% of the time by the end of the third business day after the business day on which it receives approved and properly coded invoices from the Company.

               (2) SCGroup shall pay third party invoices 95% of the time by the end of the business day after the business day on which it completes processing of such invoices or in accordance with the third party's payment terms, whichever is later.

               (3) SCGroup shall process invoices correctly and shall pay the correct amount to the correct vendor 99% of the time.

          2.2  Accounts Payable Help Desk

               SCGroup shall provide accounts payable help desk services in accordance with the following service levels:

               (1) The abandon rate for calls to the accounts payable help desk shall be less than 12%. Abandon rate means the percentage of times that callers who wish to talk to a help desk agent drop off the call before talking to such an agent. If a caller hangs up before the expiration of thirty (30) seconds, the call will not be considered abandoned.

               (2) SCGroup shall return customer service inquiries received by voice mail or electronic mail within two (2) business hours 90% of the time. Business hours shall mean 8:00 a.m. to 6:00 p.m., Mountain Time, Monday through Friday, excluding holidays.

               (3) Research requests shall be completed and responded to by SCGroup by the end of the second business day after the business day on which such requests are received 90% of the time.

               (4) Third party vendors will be added to the PeopleSoft accounts payable system by SCGroup by the end of the second business day after the business day on which properly completed requests are received 90% of the time. A properly completed request form must comply with the requirements specified in the Accounts Payable Manual.

          2.3  Corporate Tax (NOT APPLICABLE)

          2.4  Human Resources

               SCGroup shall provide human resources services in accordance with the following service levels:

               (1) SCGroup shall process Personnel Action Forms 90% of the time by the end of the third business day after the business day on which it receives approved and properly completed Personnel Action Forms from the Company.

               (2) SCGroup shall respond to employee requests for information or assistance with respect to health or retirement benefits by the end of the second business day after the business day on which such requests are received 90% of the time (provided the employee has first contacted the applicable benefits service provider and followed the escalation procedures prescribed by such service provider for problem resolution).

          2.5  Management Information Systems

               (1)  Critical (Severity 1) MIS production application support
                                          ----------------------------------
                    problems communicated by the Company in accordance with
                    --------
                    SCGroup's established reporting process shall be acknowledged by SCGroup (via telephone, voice mail or email) and assigned an initial prioritization level within two (2) hours 90% of the time.

               (2)  Non-critical (Severity 2-4) MIS production application
                                                --------------------------
                    support problems communicated by the Company in accordance
                    ----------------
                    with SCGroup's established reporting process shall be acknowledged by SCGroup (via telephone, voice mail or email) and assigned an initial prioritization level by the end of the business day after the business day on which such problems are reported 90% of the time.

               (3)  MIS application project requests communicated by the Company
                    --------------------------------
                    in accordance with SCGroup's established reporting process shall be acknowledged by SCGroup (via telephone, voice mail or email) and assigned an initial prioritization level by the end of the business day after the business day on which such requests are made 90% of the time.

               (4) SCGroup shall complete and submit estimates in response to critical (Severity 1) MIS application project requests
                                          --------------------------------
                    communicated by the Company in accordance with SCGroup's established reporting process by the end of the fifth business day after the business day on which such requests are made 90% of the time.

               (5) SCGroup shall complete and submit estimates in response to non-critical (Severity 2-4) MIS application project requests
                                                --------------------------------
                    communicated by the Company in accordance with SCGroup's established reporting process by the end of the tenth business day after the business day on which such requests are made 90% of the time.

               For purposes of Service Levels 2.5 (1) through (5), the following severity definitions shall be applied:

               Severity 1 - Critical:  Business process has stopped.
               Severity 2 - High: Business process hindered; a work-around exists but requires a substantial amount of work.
               Severity 3 - Normal: Annoyance; a work-around exists; nominal or no extra work required.
               Severity 4 - Hold:  Problem is in a `wait' status.

          2.6  Payroll

               SCGroup shall provide payroll services in accordance with the following service levels:

               (1) SCGroup shall prepare payroll checks in accordance with the applicable monthly or biweekly schedule for payroll processing 99% of the time, provided SCGroup receives accurate, timely and properly approved time sheets and Personnel Action Forms from the Company for the employees in question.

               (2) SCGroup shall deliver payroll checks on a timely basis to the last known place of business of the employees in question and such checks shall accurately reflect the approved gross to net payroll calculations from such employees 99% of the time.

          2.7  Property Tax Appeals (NOT APPLICABLE)

          2.8  Risk Management

               SCGroup shall process insurance claims 95% of the time by the end of the second business day after the business day on which it receives notice of such claim from the Company.